UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2005

ORTEC INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27368	11-3068704
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Broadway, New York, New York		10032
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 740-6999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On July 13, 2005 we held our Annual Shareholders Meeting. At that meeting our shareholders voted to approve the adoption of our 2005 Stock Option Plan (the “Plan”). The Plan provides for the grant of options to purchase up to 1,000,000 shares of our common stock to our officers, directors, eligible employees, consultants and advisors. A copy of the Plan is filed as an exhibit to this report. The adoption of the Plan by our shareholders resulted in the immediate grant of options under the Plan to two of our directors, Steven Lilien and Allen Schiff, entitling each of them to purchase 15,000 shares of our common stock at an exercise price of $0.26 per share. The grant of such options was previously approved by our Board of Directors contingent upon approval of the 2005 Stock Option Plan by our shareholders. The grants of the 15,000 options each to Messrs. Lilien and Schiff was for their service on our audit committee and was earlier reported by us in our Form 8K filed January 5, 2005. The shares issued upon exercise of these options may not be sold prior to July 13, 2006.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit No.	Description
	99.1	2005 Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2005

ORTEC INTERNATIONAL, INC.

By: /s/ Alan W. Schoenbart
Alan W. Schoenbart
Chief Financial Officer